EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                   LINDA'S FLAME ROASTED CHICKEN INCORPORATED

                                -----------------



          The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware, particularly the General Corporation Law of the State of Delaware, hereby certifies that:

          FIRST:   The  name  of  the   corporation   (hereinafter   called  the
          -----
"Corporation") is LINDA'S FLAME ROASTED CHICKEN INCORPORATED.

          SECOND: The address,  including street,  number,  city, and county, of
          ------
the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD:  The purpose of the  Corporation is to engage in any lawful act
          -----
or  activity  for  which   corporations  may  be  organized  under  the  General
Corporation Law of the State of Delaware.

          FOURTH:  1. The total  number of shares of all  classes of stock which
          ------
the corporation shall have authority to issue is thirteen million three hundred thousand (13,300,000) consisting of two million five hundred thousand (2,500,000) shares of Preferred Stock of a par value of one mill ($0.001) each, ten million (10,000,000) shares of Class A Common Stock of a par value of one mill ($0.001) each and eight hundred thousand (800,000) shares of Class B Common Stock of a par value of one mill ($0.001) each.

          2. The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. Without limiting the generality of the foregoing, shares in such series shall have such voting powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it. The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

          3. The Class A Common Stock and Class B Common Stock shall be identical in all respects, subject to the following:

          (a) Each share of Class A Common Stock shall entitle the holder to one vote and each share of Class B Common Stock shall entitle the holder to five votes on all matters on which holders of Class A and Class B Common Stock shall be entitled to vote.

          (b) The Class A and Class B Common Stock shall be treated as one class with respect to dividends, and accordingly, have identical rights with respect thereto except that whenever a stock dividend is paid, the holders of Class A Common Stock shall be entitled to receive the amount of the dividend solely in shares of Class A Common Stock and holders of Class B Common Stock shall be entitled to receive the amount of the dividend solely in shares of Class B Common Stock. Whenever a combination or subdivision of the shares of either class of common stock is made, the same combination or subdivision shall be made with respect to the other class of common stock.

          (c) (i) All outstanding shares of Class B Common Stock shall be convertible at all times, at the election of the holder thereof, into an equal number of fully paid and nonassessable shares of Class A Common Stock by delivery of written notice by the holder of such shares of Class B Common Stock to the Corporation, or its transfer agent, of such holder's election together with the certificate(s) representing the shares to be converted. Thereupon, the Corporation, or its transfer agent, as the case may be, shall exchange such certificate(s) for a certificate or certificates representing an equal number of shares of Class A Common Stock. Shares of Class B Common Stock shall be deemed to have been converted, and the person entitled to receive the Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Common Stock, immediately prior to the close of business on the day upon which the Corporation, or its transfer agent, receives such shares for conversion.

               (ii) Except as provided in subparagraph (iii) below, upon the sale, assignment, transfer, conveyance, or other disposition, whether voluntary, by operation of law or otherwise (a "Transfer", which, for the purpose hereof, shall not include a pledge where the pledgor retains all voting rights) of shares of Class B Common Stock, other than a transfer to another holder of Class B Common Stock, the shares so transferred shall, by virtue of such Transfer, automatically be converted into an equal number of fully paid and nonassessable shares of Class A Common Stock. Upon surrender to the Corporation, or its transfer agent, for cancellation of the certificate or certificates representing the shares of Class B Common Stock so converted, the holder thereof shall be entitled to receive a certificate or certificates representing the same number of shares of Class A Common Stock to which such holder is entitled. Until such surrender, the certificate or certificates representing the shares of converted Class B Common Stock shall for all purposes evidence ownership of the shares Class A Common Stock into which the Class B Common Stock has been converted.

               (iii) A Transfer of shares of Class B Common Stock to a parent, sibling, spouse or lineal descendant of the transferee or a person who, immediately after the initial issuance of eight hundred thousand (800,000) shares of Class B Common Stock, is the record owner of at least 40,000 shares of Class B Common Stock (each a "Principal Stockholder") shall not result in a conversion of the Class B Common Stock transferred into Class A Common Stock provided the power to vote shares of Class B Common Stock so transferred is retained by the transferor and/or one or more Principal Stockholders.

               (iv) Any shares of Class B Common Stock converted into Class A Common Stock pursuant to paragraphs 3(c)(i) or (ii) shall, from and after the date of conversion, have the status of authorized and unissued shares of Class B Common Stock and may only be reissued as shares of Class B Common Stock in connection with any transaction contemplated by paragraph 3(b) of this Article FOURTH.

          FIFTH:  The name and the mailing  address of the  incorporator  are as
          -----
follows:

                            Joseph D. Alperin
                            Fischbein Badillo Wagner Itzler
                            909 Third Avenue
                            New York, New York 10022


          SIXTH: Whenever a compromise or arrangement is proposed between this ----- corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of ss. 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of ss. 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          SEVENTH:  The Board of  Directors is  expressed  authorized  to adopt,
          -------
amend and repeal the Bylaws of the Corporation.

          EIGHTH:  The personal liability of the directors of the Corporation is
          ------
hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

          NINTH:  The Corporation  shall, to the fullest extent permitted by the
          -----
provisions of ss.145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.


Signed on February 8, 1994



                                          /S/
                                          --------------------------------------
                                          Joseph D. Alperin, Incorporator

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                   LINDA'S FLAME ROASTED CHICKEN INCORPORATED
                            (Pursuant to Section 242)

          It is hereby certified that:

          (i) The name of the corporation (hereinafter called the "corporation") is LINDA'S FLAME ROASTED CHICKEN INCORPORATED.

          (ii) Article FOURTH of the Certificate of Incorporation of the corporation is hereby amended:

          (a) Paragraph 1 of Article FOURTH is amended in full to read:

               1. The total number of shares of all classes of stock which the corporation shall have authority to issue is eighteen million three hundred thousand (18,300,000) consisting of two million five hundred thousand (2,500,000) shares of Preferred Stock of a par value of one mill ($0.001) each, fifteen million (15,000,000) shares of Class A Common Stock of a par value of one mill ($0.001) each and eight hundred thousand (800,000) shares of Class B Common Stock of a par value of one mill ($0.001) each.

               (b) Paragraph 3 (a) of Article FOURTH is amended in full to read:

                    (a) Each share of Class A Common Stock shall entitle the holder to one vote and each share of Class B Common Stock shall entitle the holder to six votes on all matters on which holders of Class A and Class B Common Stock shall be entitled to vote.

          3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.


Signed and attested to on May 18, 1994

                                           /S/
                                           -------------------------------------
                                           Peter Weissbrod, President

Attest:


  /S/
---------------------------------
Stuart Fuchsman, Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                   LINDA'S FLAME ROASTED CHICKEN INCORPORATED




          It is hereby certified that:

          (i) The name of the corporation (hereinafter called the "Corporation") is LINDA'S FLAME ROASTED CHICKEN INCORPORATED.

          (ii) The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article:

          "  FIRST:  The  name  of  the  corporation   (hereinafter  called  the
             -----
"corporation") is Linda's Diversified Holdings Inc."


          IN WITNESS WHEREOF, the Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

Signed and attested to on
July  9th, 1996

                                           /S/
                                           -------------------------------------
                                           Peter Weissbrod, President
                                           and Chief Executive Officer
Attest:



 /S/
------------------------------
Richard Goldberger
Chairman of the Board

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                   (Pursuant to Section 151(g) of the General
                    Corporation Law of the State of Delaware)



          LINDA'S  DIVERSIFIED  HOLDINGS  INC.,  a  corporation   organized  and
existing under the laws of the State of Delaware (the "Corporation"), does hereby certify that:

          FIRST: The Corporation was incorporated in the State of Delaware on February 14, 1994.

          SECOND: Pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and Section 151(g) of the General Corporation Law of the State of Delaware, the Board has duly adopted the following resolutions, which are still in full force and effect and are not in conflict with any provisions of the Corporation's Certificate of Incorporation or its By-Laws:

          RESOLVED, that the Board hereby fixes and determines the designation of, the number of shares constituting, and the rights, preferences, privileges, and restrictions relating to, a series of Preferred Stock, as follows:

          1.  Designation  Amount;  Stated  Value.  From the  Corporation's  two
              -----------------------------------
million five hundred thousand (2,500,000) authorized shares of Preferred Stock, par value one mill ($0.001) per share, one hundred twenty thousand (120,000) shares are hereby designated Series A Convertible Preferred Stock ("Series A Preferred") with the rights, preferences, privileges and restrictions specified herein. Each share of Series A Preferred shall have a stated value of $10.00 (the "Stated Value").

          2. Dividends.
             ---------

               (a) The holders of record of the Series A Preferred, as of a date fixed by the Board, shall be entitled to receive dividends, out of funds legally available therefor, at the rate of $.70 per share per annum from the date of issuance (the "Original Issue Date") until the first anniversary of the Original Issue Date and thereafter at the rate of $1.00 per share per annum, payable quarterly in arrears on the 15th day of March, June, September and December of each year (each, a "dividend payment date") commencing March 15, 1997. If a dividend payment date is not a business day, then the dividend shall be payable on the next succeeding business day. Such dividends shall be cumulative and shall accrue on each share of Series A Preferred from the Original Issue Date. Dividends payable for any partial dividend period shall be computed on the basis of a 360-day year or twelve 30-day months.

               (b) Shares of Series A Preferred that are converted into the Corporation's Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), as provided herein shall not accrue dividends following the date the conversion is deemed effected and all accrued and unpaid dividends as of such date shall, at the time of conversion, be paid in shares of Class A Common Stock determined by adding the amount of such dividends to the numerator in clause (x) of Section 5(a).

               (c) No dividends or other distributions, other than dividends payable solely in shares of Common Stock of the Corporation ("Common Stock") or other capital stock of the Corporation ranking junior as to dividends or rights upon dissolution or liquidation to the Series A Preferred (the "Junior Dividend Stock"), shall be paid or set apart for payment on any shares of Common Stock or Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series A Preferred shall have been paid or set apart for payment.

          3. Liquidation Preference. In the event of a liquidation,  dissolution
             ----------------------
or winding-up of the Corporation, whether voluntary or involuntary, the holders of record of the Series A Preferred shall be entitled to receive ratably in full, out of lawfully available assets of the Corporation, whether such assets are stated capital or surplus of any nature, an amount in cash per outstanding share of Series A Preferred equal to the sum of the Stated Value and all dividends (whether or not declared) accrued and unpaid thereon as of the date of final distribution to such holders, without interest, before any payment shall be made or any assets distributed to the holders of Common Stock or any other class or series of the Corporation's capital stock ranking junior as to liquidation rights to the Series A Preferred; provided, however, that, such rights shall accrue to the holders of the Series A Preferred only in the event the Corporation's payments with respect to the liquidation preferences of any holders of capital stock of the Corporation ranking senior as to liquidation rights to the Series A Preferred are fully met. If, upon any liquidation, dissolution and winding up, the amount available for such payment to the holders of Series A Preferred shall not be sufficient to pay in full the amounts payable on the Series A Preferred, the holders of the Series A Preferred and any other class or series of the Corporation's capital stock which may hereafter be created having parity as to liquidation rights with the Series A Preferred shall share in the distribution of the amount available in proportion to the respective preferential amounts to which each is entitled. None of a consolidation or merger of the Corporation with another corporation, a sale or transfer of all or part of the Corporation's assets for cash, securities or other property, or a reorganization of the Corporation shall be considered a liquidation, dissolution or winding-up of the Corporation.

          4.  Voting  Rights.  The  holders of record of the Series A  Preferred
              --------------
shall not have any voting rights, except as otherwise provided herein or required by law. So long as shares of Series A Preferred are outstanding, without the approval (by vote or written consent, as provided by law) of the holders of record of at least a majority of the then outstanding shares of Series A Preferred, voting separately as a class, the Corporation shall not:

               (a) alter or change the rights, preferences, privileges or restrictions of shares of Series A Preferred so as to affect them adversely, or

               (b) increase the authorized number of shares of Series A Preferred or increase or decrease the par value of the Series A Preferred.

               In the event the Corporation has failed to make any four quarterly dividend payments on the Series A Preferred, the majority in interest of the holders of record of the Series A Preferred shall have the right to elect the minimum number of directors to the Board as would constitute a majority of the Board at such time, to serve as directors until such accrued and unpaid dividends shall have been paid in full.

          5. Conversion Rights.
             -----------------

               (a) Following the expiration of six months after the Original Issue Date, each share of Series A Preferred shall be convertible, at the option of the holder of record thereof, into fully paid and nonassessable shares of the Class A Common Stock. Each share of Series A Preferred shall be convertible into the number of shares of Class A Common Stock determined by dividing (x) $10.00, subject to Section 2(b), by (y) a divisor equal to $2.75, subject to adjustment as provided in Section 6, (such divisor as so adjusted being, the "Conversion Price").

               (b) In order to exercise the conversion rights set forth herein, a holder of record of Series A Preferred shall surrender the certificates or certificates representing such shares, duly endorsed to the Corporation or in blank, at the principal office of the Corporation or the Corporation's transfer agent for its Class A Common Stock, or at such other office as the Corporation may designate, and shall give written notice to the Corporation, in form reasonably satisfactory to the Corporation, that states such holder elects to convert the Series A Preferred or a specified portion thereof, and sets forth the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued (the "Conversion Notice"); provided, however, nothing in this Certificate of Designations shall be deemed to permit any holder of Series A Preferred to designate another person to be the holder of Class A Common Stock issuable upon conversion of the Series A Preferred if the issuance to such other person would violate Federal or state securities laws or any agreement a holder of Series A Preferred has with the Corporation regarding restrictions on transferability of any securities of the Corporation held by such holder. As promptly as practicable after receipt of the Conversion Notice, surrender of the certificate or certificates representing the Series A Preferred and payment by the holder of any applicable transfer or similar taxes, the Corporation shall issue and deliver (i) a certificate or certificates for the number of full shares of Class A Common Stock issuable upon conversion, in the name or names and to the address or addresses specified in the Conversion Notice, subject to any such restrictions on transferability, and (ii) a check in payment for any fractional shares pursuant to Section 10. The Corporation shall cancel the certificate or certificates for Series A Preferred upon the surrender thereof and shall execute and deliver a new certificate for Series A Preferred, representing the balance, if any, of the number of shares evidenced by such certificate or certificates not so converted. Each Conversion Notice shall constitute a contract between the holder of shares of Series A Preferred and the Corporation, whereby the holder of such shares shall be deemed to subscribe for the amount of Class A Common Stock which he shall be entitled to receive upon such conversion and whereby the Corporation shall be deemed to agree that the surrender of the certificate or certificates therefor shall constitute full payment of such subscription for Class A Common Stock to be issued upon such conversion.

               (c) A conversion shall be deemed to have been effected at the close of business on the date on which the Conversion Notice shall have been received by the Corporation and the certificate or certificates for Series A Preferred shall have been surrendered, whereupon the holder thereof shall cease to be a stockholder with respect thereto and all rights whatsoever with respect to such shares shall terminate (except the rights of the holder to receive shares of Class A Common Stock and cash in respect of fractional shares and to receive accrued and unpaid dividends under Section 2(b)), and the person or persons in whose name any certificate or certificates for Class A Common Stock are issuable upon such conversion shall be deemed to have become the holder of record of the shares represented thereby on such date.


          6. Adjustment of Conversion Price.
             ------------------------------

               (a) Subject to the exceptions referred to in Section 6(g), in the event the Corporation shall, at any time or from time to time after the date hereof, sell any shares of Common Stock for a consideration per share less than the Market Price of the Class A Common Stock (as defined in this Section 6(a)) on the date of the sale or issue any shares of Common Stock as a stock dividend to the holders of Common Stock, or subdivide or combine the outstanding shares of Common Stock into a greater or lesser number of shares (any such sale, issuance, subdivision or combination being herein call a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Conversion Price in effect immediately prior to such Change of Shares shall be changed to a price (including any applicable fraction of a cent) determined by multiplying the Conversion Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Class A Common Stock which the aggregate consideration received (determined as provided in subsection 6(e)(F) below) for the issuance of such additional shares would purchase at the Market Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such as issuance is made.

               Market Price of the Class A Common Stock shall mean (i) the average closing bid price for 30 consecutive business days, ending within 15 days of the date of the event giving rise to and adjustment of the Conversion Price (the "Event Date") of the Class A Common Stock as reported by the Nasdaq Stock Market or (ii) the last reported sales price for 30 consecutive business days, ending within 15 days of the Event Date on the primary exchange on which the Class A Common Stock is traded, if the Class A Common Stock is traded on a national securities exchange, including the Nasdaq National Market. If not so traded, the Market Price shall mean the price determined in good faith by the Board.

               (b) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Corporation as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Corporation shall cause effective provision to be made so that each holder of Series A Preferred then outstanding shall have the right thereafter, upon conversion of such Series A Preferred, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon conversion of such Series A Preferred immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section
6. The Corporation shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof, the successor (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to each registered holder of the Series A Preferred, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Agreement. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

               (c) Irrespective of any adjustments or changes in the Conversion Price, the certificates representing the Series A Preferred theretofore and thereafter issued shall continue to be in the same form as when the same were originally issued.

               (d) After each adjustment of the Conversion Price pursuant to this Section 6, the Corporation will promptly prepare a certificate signed by the Chairman or President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, of the Corporation setting forth the Conversion Price as so adjusted, and a brief statement of the facts accounting for such adjustment. The Company will promptly cause a brief summary thereof to be sent by ordinary first class mail to D.H. Blair Investment Banking Corp. and to each registered holder of Series A Preferred at his last address as it shall appear on the registry books of the Corporation or its transfer agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the holder to whom the Corporation failed to mail such notice, or except as to the holder whose notice was defective. The affidavit of the Secretary or an Assistant Secretary of the Corporation that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

               (e) For purposes of Section 6(a) hereof, the following provisions
A. to F. shall also be applicable.

               A. The number of shares of Common Stock outstanding at any given time shall include shares of Common Stock owned or held by or for the account of the Corporation and the sale or issuance of such treasury shares or the distribution of any such treasury shares shall not be considered a Change of Shares for purposes of said section.

               B. No adjustment of the Conversion Price shall be made unless such adjustment would require an increase or decrease of at least $.10 in such price; provided that any adjustments, which by reason of this clause B. are not required to be made, shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment(s) so carried forward, shall require an increase or decrease of at least $.10 in the Conversion Price then in effect hereunder.

               C. In case of (1) the sale by the Corporation for cash or any rights or warrants to subscribe for or purchase or any options for the purchase of Common Stock or any securities convertible into or exchangeable for Common Stock without the payment of any further consideration other than cash, if any (such convertible or exchangeable securities being herein called "Convertible Securities"), or (2) the issuance by the Corporation, without the receipt by the Corporation of any consideration therefor, of any rights or warrants to subscribe for or purchase, or any options for the purchase of, Common Stock or Convertible Securities, in each case, if (and only if) the consideration payable to the Corporation upon the exercise of such rights, warrants or options shall consist of cash, whether or not such rights, warrants or options, or the right to convert or exchange such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the minimum aggregate consideration payable to the Corporation upon the exercise of such rights, warrants or options, plus the consideration received by the Corporation for the issuance or sale of such rights, warrants or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of

Convertible Securities, the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities issuable upon the exercise of such rights, warrants or options) is less than the Market Price of the Class A Common stock on the date of the issuance or sale of such rights, warrants or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities (as of the date of the issuance or sale of such rights, warrants or options) shall be deemed to be outstanding shares of Common Stock for purposes of Section 6(a) hereof and shall be deemed to have been sold for cash in an amount equal to such price per share.

               D. In case of the sale by the Corporation for cash of any Convertible Securities, whether or not the right of conversion or exchange thereunder is immediately exercisable, and the price per share for which Common Stock is issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount of consideration received by the Corporation for the sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, other than such Convertible Securities, payable upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange or such Convertible Securities) is less than the Market Price of the Class A Common Stock on the date of the sale of such Convertible Securities, then the total maximum number of shares of Common Stock issuable upon the conversion or exchange of such Convertible Securities (as of the date of the sale of such Convertible Securities) shall be deemed to be outstanding shares of Common Stock for purposes of Section 6(a) hereof, and shall be deemed to have been sold for cash in an amount equal to such price per share.

               E. In case the Corporation shall modify the rights of conversion, exchange or exercise of any of the securities referred to in C. above, or any other securities of the Corporation convertible, exchangeable or exercisable for shares of Common Stock, for any reason other than an event that would require adjustment to prevent dilution, so that the consideration per share received by the Corporation after such modification is less than the Market Price of the Class A Common Stock on the date prior to such modification, the Conversion Price to be in effect after such modification shall be determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction, of which the numerator shall be the sum of the number of shares of Common Stock outstanding on the date immediately prior to such modification plus the number of shares of Common Stock which the aggregate consideration receivable by the Corporation for the securities affected by the modification would purchase at the Market Price of the Class A Common Stock and of which the denominator shall be the number of shares of Common Stock outstanding on such date plus the number of shares of Common Stock to be issued upon conversion, exchange or exercise of the modified securities at the modified rate. Such adjustment shall become effective as of the date upon which such modification shall take effect. On the expiration of any such right, warrant or option or the termination of any such right to convert or exchange any such Convertible Securities referred to in

Paragraph C or D above, the Conversion Price then in effect hereunder shall forthwith be readjusted to such Conversion Price as would have obtained (a) had the adjustments made upon the issuance or sale of such rights, warrants, options or Convertible Securities been made upon the basis of the issuance of only the number of shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights, warrants or options or upon the conversion or exchange of such Convertible Securities and
(b) had adjustments been made on the basis of the Conversion Price as adjusted under clause (a) for all transactions (which would have affected such adjusted Conversion Price) made after the issuance or sale of such rights, warrants, options or Convertible Securities.

               F. In case of the sale for cash or any shares of Common Stock, any Convertible Securities, any rights or warrants to subscribe for or purchase or any options for the purchase of Common Stock or Convertible Securities, the consideration received by the Corporation therefore shall be deemed to be the gross sales price therefor without deducting therefrom any expense paid or incurred by the Corporation or any underwriting discounts or commissions or concessions paid or allowed by the Corporation in connection therewith.

               (f) No adjustment to the Conversion Price will be made, however,

               (i) upon the exercise of any of the options presently outstanding
under  the  Corporation's   Stock  Option  Plans  (the  "Plans")  for  officers,
directors, consultants and certain other key personnel of the Corporation; or

               (ii) upon the issuance or exercise of any other securities which may hereafter be granted or exercised under the Plans or under any other employee benefit plan of the Corporation; or

               (iii) upon the sale or conversion of the Series A Preferred; or

               (iv) upon the issuance or sale of Common Stock or Convertible Securities upon the exercise of any rights or warrants to subscribe for or purchase or any options for the purchase of Common Stock or Convertible Securities, whether or not such rights, warrants or options were outstanding on the date of the original sale of the conversion of the Series A Preferred or were thereafter issued or sold; or

               (v) upon the issuance or sale of Common Stock upon conversion or exchange of any Convertible Securities, whether or not any adjustment in the Purchase Price was made or required to be made upon the issuance or sale of such Convertible Securities and whether or not such Convertible Securities were outstanding on the date of the original sale of the Series A Preferred or were thereafter issued or sold.

               (g) As used in this Section 6, the term "Common Stock" shall mean and include the Corporation's Common Stock authorized on the Original Issue Date and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Corporation; provided, however, that the shares issuable upon conversion of the Series A Preferred shall include only shares of such class designated in the Corporation's Certificate of Incorporation as Class A Common Stock on the Original Issue Date or (i) in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 6(b) hereof, the stock, securities or property provided for in such section or (ii) in the case of any reclassification or change in the outstanding shares of Class A Common Stock issuable upon the conversion of the Series A Preferred as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

               (h) Any determination as to whether an adjustment in the Conversion Price in effect is required pursuant to this Section 6, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Series A Preferred and the Corporation if made in good faith by the Board.

               (i) If and whenever the Corporation shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Corporation shall concurrently therewith grant to each registered holder as of the record date for such transaction of the Series A Preferred then outstanding, the rights, warrants or options to which each such registered holder would have been entitled if, on the record date used to determine the stockholders entitled to the rights, warrants or options being granted by the Corporation, the registered holder was the holder of record of the number of whole shares of Class A Common Stock then issuable upon conversion of the Series A Preferred (assuming, for purposes of this Section 6(i), that conversion of the Series A Preferred is permissible during periods prior to the expiration of six months after the Original Issue Date). Such grant by the Corporation to the holders of the Series A Preferred shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 6.

          7. Reservation of Shares; Payment of Taxes.
             ---------------------------------------

               (a) The Corporation covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of the Series A Preferred, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Series A Preferred. The Corporation covenants that all shares of Common Stock which shall be issuable upon conversion of the Series A Preferred shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Corporation shall promptly pay or discharge, subject to Section 7(b) below).

               (b) The Corporation shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of the Series A Preferred, or the issuance or delivery of any shares of Common Stock upon conversion of the Series A Preferred; provided, however, that, if the shares of Common Stock are to be delivered in a name other than the name of the holder of record of the certificate representing any Series A Preferred being converted, then no such delivery shall be made unless the person requesting the same has paid to the Corporation the amount of transfer taxes or charges incident thereto, if any.


          8. Redemption.
             ----------

               (a) The Series A Preferred shall be subject to redemption, in whole or in part, on any date specified by the Company (the "Redemption Date") after the fifth anniversary of the Original Issue Date at a price per share equal to the Stated Value plus accrued but unpaid dividends (the "Redemption Price") provided that, as of the Redemption Date, the Market Price of the Class A Common Stock is at least 200% of the Market Price of the Class A Common Stock as of the Original Issue Date. If a dividend payment on the Series A Preferred is past due, the Corporation may redeem not less than all of the Series A Preferred outstanding.

               (b) Notice of redemption (the "Redemption Notice") shall be given by the Corporation to the holders of record of the shares to be redeemed, at their respective addresses on the books of the Corporation, not less than 10 nor more than 60 days prior to the Redemption Date. If the Redemption Notice shall have been duly mailed and if, on or before the Redemption Date, all funds necessary for such redemption shall have been set aside by the Corporation in trust for the account of the holders of the Series A Preferred to be redeemed, so as to be available therefor, then, from and after the giving of the Redemption Notice, notwithstanding that any certificate for shares of Series A Preferred so called for redemption shall not have been surrendered for cancellation, all rights in or with respect to such shares shall terminate except the right of the holder to (i) receive the Redemption Price, without interest, upon compliance with the procedures specified in the Redemption Notice, or (ii) convert such shares of Series A Preferred into Class A Common Stock pursuant to Section 6 hereof, not later than the fourth business day preceding the Redemption Date.

          9. Status of Reacquired Shares. The shares of Series A Preferred which
             ---------------------------
have been issued and reacquired in any manner by the Corporation shall have the status of authorized and unissued shares of Preferred Stock and may be reclassified and reissued as a part of a new series of Preferred Stock to be created by resolution or resolutions of the Board.

          10. No Fractional  Shares.  The  Corporation  shall not be required to
              ---------------------
issue fractional shares of Common Stock upon any conversion of Series A Preferred but shall pay in lieu thereof, as soon as practicable after the date the Series A Preferred is surrendered for conversion in accordance with the provisions of this Certificate of Designations, an amount in cash equal to the same fraction of the Market Price of a full share of Common Stock.

          11.   Determination  of  the  Board.   Whenever  this  Certificate  of
                -----------------------------
Designations requires determination to be made by the Board, such determination shall be conclusive and shall be set forth in Board resolution.

          12. Notices.  Any notice  required by these  provisions to be given to
              -------
the holders of Series A Preferred shall be deemed given on the second business day after mailing, first class mail, postage prepaid, or on the day of delivery if sent by overnight courier, in each instance in an envelope address to each holder of record of Series A Preferred at such holder's address appearing on the books of the Corporation.

          RESOLVED, FURTHER, that the President and the Secretary of the Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designations in accordance with this resolution and as required by law.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations on behalf of Linda's Diversified Holdings Inc. and does affirm the foregoing as true under the penalties of perjury this 16th day of December, 1996.

                                               LINDA'S DIVERSIFIED HOLDINGS INC.



                                                By: /S/
                                                   -----------------------------
                                                         Richard Goldberger
                                                       Chairman of the Board